Exhibit 10.4

AMENDMENT TO AGREEMENT

THIS AMENDMENT TO AGREEMENT, effective as of August 19, 2011 (the “Amendment”), is entered into by and between POWERVERDE, INC., a Delaware corporation (the “Company”) and GEORGE KONRAD, an individual (the “Konrad”).

RECITALS:

WHEREAS, the Company and Konrad entered into that certain Agreement, effective as of April 7, 2011, relating to Konrad’s surrender to the Company’s treasury of 4,500,000 shares of the Company’s common stock (the “Original Agreement”); and

WHEREAS, the Company and Konrad wish to amend the Original Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the foregoing Recitals are true and accurate and are incorporated herein and further agree as follows:

AGREEMENT:

1.    Amendment.   Section 3 of the Original Agreement is hereby deleted in its entirety and shall be replaced with the following new Section 3:

“3.  ARD Payment. The Company hereby agrees to pay to ARD the ARD Payment on or before April 7, 2013; provided, however, that the Company shall pay the ARD Payment within 30 days following the earlier of a (i) closing of a financing transaction by the Company which involves gross proceeds equal to or greater than $2 million; (ii) closing of a Sale Transaction (as defined below); or (iii) determination by the Board of Directors of the Company, in its sole and absolute discretion, that the Company has sufficient cash available for operations and appropriate reserves after the ARD payment. The term “Sale Transaction” as used herein means (i) a sale of all or substantially all of the assets of the Company; or (ii) any merger or consolidation of the Company with or into another entity or any other transaction or series of transactions, the result of which is that the holders of the Company’s voting stock immediately prior to such transaction or series of transactions continue to hold less than 50% of such stock following such transaction or series of transactions.”

2.    Miscellaneous.

(a)   The Original Agreement is reaffirmed and ratified in all respects, except as expressly provided herein.

(b)   In the event of any conflict between the terms or provisions of this Amendment and the Original Agreement, then this Amendment shall prevail in all respects.

(c)   The parties shall execute and deliver any other instruments or documents and take any further actions after the execution of this Amendment, which may be reasonably required for the implementation of this Amendment and the transactions contemplated hereby.

[Signatures Begin on Following Page.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY:

POWERVERDE, INC.

By:	/s/ Richard H. Davis
Richard H. Davis, Director

KONRAD:

/s/ George Konrad
George Konrad